Exhibit 10.3

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and General and Mutual Release (the “Settlement”) is on this 30th day of December (the “Effective Date”) by and between KALA BIO Inc. (the “Company”) and LifeSci Capital LLC (the “Provider”), collectively known herein as the “Parties.”

WHEREAS, the Provider was engaged by the Company to perform certain financial advisory services to the Company with respect to the Company’s efforts to engage in a transaction (or series of related transactions) pursuant to which the Company (i) effectuates a merger, acquisition, or other business combination or similar acquisition transaction and/or (ii) offers securities to raise capital in connection with a financing transaction (the “Services”) in accordance with an engagement agreement between Provider and Company, dated November 2, 2025 (the “Agreement”).

WHEREAS, the Provider provided the Services to Company.

WHEREAS, the Parties desire and intend that this Settlement supplement and modify all prior contracts, agreements and understandings between the Parties.

WHEREAS, the Parties desire and intend to fully, completely and finally resolve and terminate all claims and actions arising or related in any way to the Company’s responsibility for payment to Provider for the Services.

NOW, THEREFORE, the Parties, intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1. Settlement Payments Due to the Provider from the Company. The Company shall issue to the Provider 2,200,000 shares of the Company’s common stock (the “Equity Settlement”), on December 30, 2025. This Equity Settlement is separate from the $420,000 cash private placement fee already agreed upon between the Company and the Provider for the offering announced by the Company on December 1, 2025.

2. Releases.

a.	The Provider, for itself, its principals and for any successors and assigns hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and any principals of any and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) (hereinafter referred to for purposes of this section as the “Clients”), from any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys’ fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, arising out of the Agreement insofar as they relate to payment for services rendered by Provider to Company prior to the effective date hereof (collectively, “Claims”), which the Provider had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release Provider from their obligations pursuant to this Settlement.

b.	The Company, for itself and for its successors and assigns hereby irrevocably and unconditionally release, acquit and forever discharge the Provider, any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities), from any and all Claims (as defined above) which the Company had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release Company from their obligations pursuant to this Settlement.

3. No Admission. The Parties understand and agree that this Settlement shall not be construed as an admission of liability by one party to the other or that either party has violated any federal, state or local statute, law, ordinance or regulation.

4. Binding Agreement. This Settlement supersedes all prior agreements between the Parties. This Settlement shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Settlement is enforceable in all respects and is not subject to any affirmative claim, once this Settlement is executed.

5. Entire Agreement. This Settlement constitutes the entire and complete understanding between the Parties related to the subject matter hereof, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties. The operational activities between the Parties under any work orders, proposals, and the like, including any terminations thereof and directions to dispose of Company materials, remain unchanged hereby.

6. Amendment. This Settlement may not be amended or modified in any manner except by a writing signed by each of the Parties hereto.

7. Recitals. The Parties hereto acknowledge and agree that the recitals set forth at the beginning of this Settlement are true and correct in all respects and are incorporated herein by this reference.

8. Governing Law; Venue. This Settlement is made and delivered in, and shall be governed by and construed in accordance with, the applicable laws of the State of New York. Any suit involving any dispute or matter arising under this Settlement, the Parties hereby consent to personal jurisdiction in the State of New York and the Parties hereby agree that the exclusive venue shall be New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (or any appellate courts thereof).

9. Severability. If any provision of this Settlement is held to be illegal, invalid or unenforceable, the provision shall be modified to the extent necessary to render it enforceable and, if necessary, shall be fully severable.

10. Authority. Each signer below warrants that he/she has actual authority to enter into this Agreement. It is understood that each party to this Settlement is relying on the other party executing this Settlement having actual authority to enter into the Settlement.

11. Counterparts. This Settlement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original. An executed counterpart of this Settlement faxed or scanned and emailed shall have the same force and effect as an originally executed counterpart.

12. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SETTLEMENT.

13. Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF PARTIES REPRESENTS THAT THIS SETTLEMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDG- MENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS SETTLEMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE SETTLEMENT.

14. Non-Disparagement. The Parties agrees that they will not say, write or cause to be said or written, any statement that may be considered defamatory, derogatory or disparaging of any of the other Parties.

15. Conditional Nature of Settlement. The Company’s representatives or agents have represented to Provider that that this Settlement is being entered into as a necessary part of an attempt by Company to find investors to acquire its assets rather than Company entering into bankruptcy, and Provider is willing to accept the lower amount than it is owed in order to recoup more payment than it is likely to receive as an unsecured creditor or Company. In the event Company is unsuccessful and Company enters into receivership or bankruptcy, this Settlement is likely to be invalidated and the payment above may be clawed back by the bankruptcy trustee, yet Provider may be barred from further recovery by the above release and waiver. Accordingly, the Parties agree that if Company enters into bankruptcy or similar proceedings within five (5) years of executing this Settlement, Provider’s waiver of claims is automatically rescinded and Provider shall have the right to seek compensation for the full amount it is owed by Company as of the Effective Date

16. Voting Agreement. The Parties shall enter into a mutually agreed upon voting agreement on even date hereof.

17. Piggy-Back Registration Rights. All shares of common stock issued by the Company to the Provider pursuant to any of Section 1 above shall also grant the Provider with the right to include any and all such shares on each new registration statement that the Company files with SEC following the date hereof, subject to pro rata reductions of the shares being registered pursuant to comments of the staff of the SEC (the “Registration Rights”). The Registration Rights (i) are not applicable to any prospectus supplements to existing registration statements and (ii) shall transfer with the applicable shares when and if such shares are transferred by the Provider.

IN WITNESS WHEREOF, the Parties have made and entered into this Settlement Agreement And Mutual Release as of the Effective Date.

KALA BIO Inc.

/s/ David Lazar
By:	David Lazar
Its:	Chief Executive Officer

LifeSci Capital LLC

/s/ Andrew McDonald
By:	Andrew McDonald
Its:	Chief Executive Officer

4